Exhibit 3.1

FIFTH AMENDED AND RESTATED BY-LAWS

OF

LIFEPOINT HOSPITALS, INC.

DELAWARE

 FIFTH AMENDED AND RESTATED BY-LAWS

OF

LIFEPOINT HOSPITALS, INC.

Article I

Offices

Section 1. Registered Office.

The registered office of LifePoint Hospitals, Inc., a Delaware corporation (the “Corporation”) shall be within the State of Delaware in the City of Wilmington, County of New Castle.

Section 2. Other Offices.

The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

Article II

Meetings of Stockholders

Section 1. Place of Meetings.

All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

Section 2. Annual Meeting.

The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting and in accordance with the provisions of the Certificate of Incorporation and these By-Laws, the stockholders shall elect, by a plurality vote, members of a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings.

Special meetings of the stockholders of the Corporation may be called only by (a) the Chairman of the Board of Directors (the “Chairman”), if one shall have been elected, (b) the Lead Director of the Board of Directors (the “Lead Director”), if one shall have been elected, (c) the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) or (d) the Chairman, the Lead Director or the Chief Executive Officer at the request in writing of a majority of the Board of Directors. The ability of the stockholders to call a special meeting is hereby specifically denied.

Section 4. Notice of Meetings.

Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at the address appearing on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any such meeting need not be given to any person who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting in person or by proxy, except when he or she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

Section 5. List of Stockholders.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum.

The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. The stockholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as to reduce the remaining stockholders to less than a quorum.  Notwithstanding the foregoing, if a quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time in the manner provided in Section 12 of this Article II, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Organization.

At each meeting of stockholders, the Chairman, the Lead Director or the Chief Executive Officer shall act as chairman of the meeting and preside thereat.  The Secretary or, in the absence of the Secretary or if a Secretary shall not have been elected, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 8. Order of Business.

The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

Section 9. Voting.

Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his or her name on the record of stockholders of the Corporation:

(a) on the date fixed pursuant to the provisions of Section 7 of Article V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or his or her attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, applicable stock exchange rule, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his, her or its proxy, and shall state the number of shares voted.

Section 10. Inspectors.

The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof and make a written report thereof. If any of the inspectors so appointed shall fail to appear or shall be unable to act, the chairman of the meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares of capital stock of the

Corporation outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. No director or candidate for the office of director shall act as an inspector of an election of directors, or assist an inspector in the performance of such duties. Inspectors need not be stockholders.

Section 11. Nominations and Stockholder Business.

Nominations of persons for election to the Board of Directors and the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 11 and continues to be a stockholder of record at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 11.

For any nomination or other business to be properly brought before an annual meeting by a stockholder, whether pursuant to the Corporation’s notice with respect to such meeting or otherwise, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such notice must contain the information specified in this Section 11, such business must be a proper matter for stockholder action under the Delaware General Corporation Law and, if the stockholder, the beneficial owner on whose behalf any such proposal or nomination is made or any Associated Person (as defined below), solicits or participates in the solicitation of proxies in support of such proposal or nomination, the stockholder must have indicated each such person’s intention to do so in such notice.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which a Public Announcement (as defined below) of the date of such meeting is first made.   In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as required by this Section 11.

Such stockholder’s notice shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a “Proposed Nominee”) and each Proposed Nominee Associated Person (as defined below), (1) the name, age, business address and residence address of such Proposed Nominee and the name and address of such Proposed Nominee Associated Person, (2) a statement of whether such Proposed Nominee is proposed for nomination as an independent director and a description of such Proposed Nominee’s qualifications to be a director, including, if such director is proposed to be an independent director, the basis on which such Proposed

Nominee would qualify as an independent director under the listing rules of the NASDAQ Global Select Market or other principal securities market on which the common stock of the Corporation is then traded, (3) the class and number of all shares of capital stock of the Corporation that are owned of record by such Proposed Nominee or by such Proposed Nominee Associated Person, if any, (4) the class and number of, and the nominee holder for, all shares of capital stock of the Corporation that are owned beneficially but not of record by such Proposed Nominee or by such Proposed Nominee Associated Person, if any, (5) the date such shares were acquired and the investment intent in respect thereof and in respect of any Derivative Transactions described pursuant to clause (7) below, (6) a description of all purchases and sales of securities of the Corporation by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous twelve month period, including the date of the transactions, the class and number of securities involved in the transactions and the consideration involved in the transactions, (7) a description of all Derivative Transactions by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous twelve month period, including the date of the transactions and the class and number of securities involved in, and the material terms of, the transactions, such description to include, among other material terms, all information that such Proposed Nominee or Proposed Nominee Associated Person would have been required to report on an Insider Report if such Proposed Nominee or Proposed Nominee Associated Person had been a director of the Corporation or the beneficial owner of more than ten percent (10%) of the shares of the Corporation at the time of the transactions and the effect of such Derivative Transactions on any voting or economic rights relating to securities of the Corporation and all changes in such voting or economic rights which may arise pursuant to the terms of such Derivative Transactions under any circumstances whether or not then contingent or subject to conditions precedent or subsequent, (8) to the extent known by such Proposed Nominee or such Proposed Nominee Associated Person, the name and address of any other person who owns, of record or beneficially, any shares of capital stock of the Corporation and who supports the Proposed Nominee for election or reelection as a director, (9) all other information relating to such Proposed Nominee or such Proposed Nominee Associated Person that would be required to be disclosed in solicitations of proxies for election of directors, including such information as would be required to be disclosed in an election contest (even if an election contest is not involved),  pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (10) a description of all agreements, arrangements and understandings between such Proposed Nominee or such Proposed Nominee Associated Person  and any other person (including such other person’s name) in connection with such nomination, (11) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, any Stockholder Associated Person (as defined below), any Proposed Nominee and / or any Proposed Nominee Associated Person, including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination or any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant, and (12) such Proposed Nominee’s notarized written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(b) as to any other business that a stockholder proposes to bring before the meeting, a detailed description of such business, including the text of any proposal regarding such business intended to be presented at the meeting, the reasons for conducting such business at the meeting, whether such stockholder has communicated with any other stockholder or beneficial owner of shares of capital stock of the Corporation regarding such business and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below);

(c) as to the stockholder giving such notice and each Stockholder Associated Person, as applicable, (1) the name and address of such stockholder and such Stockholder Associated Person, as they appear on the Corporation’s stock ledger and the current name and address, if different, of such persons, (2) the class and number of all shares of capital stock of the Corporation that are owned of record by such stockholder or by such Stockholder Associated Person, if any, (3) the class and number of, and the nominee holder for, all shares of capital stock of the Corporation that are owned beneficially but not of record by such stockholder or by such Stockholder Associated Person, if any, (4) the date such shares were acquired and the investment intent in respect thereof and in respect of any Derivative Transactions described pursuant to clause (6) below and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person, (5) a description of all purchases and sales of securities of the Corporation by such stockholder or by any Stockholder Associated Person during the previous twelve month period, including the date of the transactions, the class and number of securities involved in the transactions and the consideration involved in the transactions, (6) a description of all Derivative Transactions by such stockholder or by any Stockholder Associated Person during the previous twelve month period, including the date of the transactions and the class and number of securities involved in, and the material terms of, the transactions, such description to include, among other material terms, all information that such stockholder or Stockholder Associated Person would have been required to report on an Insider Report if such stockholder or Stockholder Associated Person had been a director of the Corporation or the beneficial owner of more than ten percent (10%) of the shares of the Corporation at the time of the transactions and the effect of such Derivative Transactions on any voting or economic rights relating to securities of the Corporation as of the date of the notice and all changes in such voting or economic rights which may arise pursuant to the terms of such Derivative Transactions under any circumstances whether or not then contingent or subject to conditions precedent or subsequent, (7) to the extent known by the stockholder giving the notice, the name and address of any other person who owns, of record or beneficially, any shares of capital stock of the Corporation and who supports the Proposed Nominee for election or re-election as a director or the proposal of such other business that such stockholder proposes to bring before the meeting on the date of such stockholder’s notice, (8) a description of all agreements, arrangements and understandings between such stockholder or such Stockholder Associated Person  and any other person (including such other person’s name) in connection with such nomination or proposal of other business or involving the voting of any securities of the Corporation, (9) a representation that the stockholder is a holder of record of stock of the Corporation and is entitled to vote at such meeting, and intends to appear in person (or through a qualified representative) at the meeting to propose such nomination or other business, and (10) any other information relating to such stockholder and such Stockholder Associated Person that would be required to be disclosed in solicitations of proxies for the election of directors, including such information as would be required to be disclosed in an election contest (even if an election contest is not involved) or such other business, as applicable, pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

To be eligible to be a Proposed Nominee for election or reelection, and to serve, as a director of the Corporation, a Proposed Nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 11) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any beneficial owner on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) understands his or her duties as a director under the Delaware General Corporation Law and agrees to act in accordance with those duties while serving as a director, (b) is not and will not become a party to any Voting Commitment, (c) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification, and has not and will not receive any such direct or indirect compensation, reimbursement or indemnification from any person other than the Corporation, in connection with such nominee’s candidacy or such nominee’s service or action as a director that has not been disclosed to the Secretary, (d) will comply with all informational and similar requirements of applicable laws, regulations and stock exchange listing standards, (e) in such person’s individual capacity and on behalf any person on whose behalf the nomination is being made, if elected as a director of the Corporation, will comply with all applicable policies and guidelines of the Corporation, including, without limitation, those relating to corporate governance, conflict of interest, confidentiality, stock ownership and securities trading and (f) if elected as a director of the Corporation, will act in the best interest of the Corporation and its stockholders and not in the interests of individual constituencies.  The Corporation may required any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of such Proposed Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee or to comply with the listing rules of the NASDAQ Global Select Market or other principal securities exchanges on which the common stock of the Corporation is then traded, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards of the Board of Directors that may be applicable, from time to time, to directors of the Corporation.

Notwithstanding anything in this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by the Corporation pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 11 and continues to be a stockholder of record at the time of the meeting, (2) is entitled to vote at the meeting, (3) complies with the notice procedures set forth in this Section 11, and (4) provides the same information in such stockholder’s notice with respect to such nomination as is required by this Section 11 to be provided with respect to a nomination to be made at an annual meeting of stockholders.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if the stockholder’s notice required by this Section 11 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as required by this Section 11.

Only persons nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The officer of the Corporation or other person presiding over the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in compliance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.  Notwithstanding anything in these By-Laws to the contrary and without limited the generality of the foregoing, if the applicable stockholder(s) (or a qualified representative) does not appear at the annual or special meeting to present a nomination or any proposed business, such nomination may be disregarded or such business may not be transacted, as the case may be, notwithstanding that proxies in respect of such matter may have been received by the Corporation.  To be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.  The requirements of this Section 11 shall apply to any nomination or business proposed to be brought by a stockholder before a meeting of the stockholders notwithstanding (a) any reference in these By-Laws to the Exchange Act or the rules or regulations promulgated thereunder and (b) that the underlying matter may already be the subject of a notice to the stockholders or Public Announcement.

A stockholder providing notice of any proposed nomination or business as required under this Section 11 shall further update and supplement such notice so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the applicable meeting and as of the date that is ten business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for such meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for such meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to such meeting or any adjournment or postponement thereof).  In addition, a stockholder providing notice of any proposed nomination or business shall update and supplement such notice from time to time so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than three business days following the occurrence of any event, development or occurrence which would cause the information provided or required to be provided to be not true and correct in all material respects (or if such three business day period ends after the date of the applicable meeting, not later than the day prior to such meeting).

Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 11.  Subject to compliance with the requirements of this Section 11, nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

For purposes of this Section 11, (a) “Proposed Nominee Associated Person” of any Proposed Nominee shall mean (i) any person acting in concert with such Proposed Nominee, (ii) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such Proposed Nominee and (iii) any person directly or indirectly controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person, (b) “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person directly or indirectly controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person, (c) “Associated Person” shall mean any Proposed Nominee Associated Person or Stockholder Associated Person, (d) “Derivative Transaction” by a person shall mean any (i) transaction in, or arrangement, agreement, understanding or relationship with respect to, any option, warrant, convertible or exchangeable security, stock appreciation right or right similar to any of the foregoing with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Corporation, or similar instrument with a value derived in whole or in part from the value of a security of the Corporation, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise, (ii) any transaction, arrangement, agreement, proxy,  understanding or relationship which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to receive or share in the receipt of dividends payable on any securities of the Corporation separate or separable from the underlying shares, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the Corporation or otherwise, in each case under clauses (i) and (ii) including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement and (iii) any transaction,  arrangement, agreement, understanding or relationship with respect to the borrowing or lending of securities of the Corporation, (e) “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a director of the Corporation or who is directly or indirectly the beneficial owner of more than ten percent (10%) of the shares of the Corporation,  (f) “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and (g) “Voting Commitment” shall mean any agreement, arrangement or understanding with, and any commitment or assurance to, any person as to how a person, if elected as a director of the Corporation, will act or vote on any issue or question.

Section 12. Adjournments.

Any meeting of stockholders may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the meeting, or by the officer of the Corporation presiding over the meeting, or by the Board of Directors.

Article III

Board of Directors

Section 1. Place of Meetings.

Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

Section 2. Annual Meeting.

The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 5 of this Article III.

Section 3. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day (unless the Chairman determines otherwise). Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called only by (a) the Chairman, (b) the Lead Director, (c) two or more members of the Board of Directors or (d) the Chief Executive Officer.

Section 5. Notice of Meetings.

Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 5, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be sent to each director, addressed to such director at his or her residence or usual place of business, by telegraph, cable, telex, telecopier or other similar means, or be delivered to him or her personally or be given to him or her by telephone or other similar means, at least two hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he or she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any such meeting need be specified in any written waiver of notice.

Section 6. Quorum and Manner of Acting.

A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only collectively as the Board of Directors and the individual directors shall have no power as such.

Section 7. Organization.

At each meeting of the Board of Directors, (a) the Chairman, or (b) in the absence of the Chairman, the Lead Director, or (c) in the absence of the Chairman and Lead Director, then another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat.  The Secretary or, in the absence of the Secretary or if a Secretary shall not have been elected, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 8. Resignations.

Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9. Compensation.

The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 10. Chairman/Lead Director.

The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one of the independent members of the Board of Directors to be the Chairman.  Such Chairman shall not be, or become, an officer of the Corporation.  If present, he or she shall preside at all meetings of the Board of Directors and stockholders. He or she shall advise and counsel the Chief Executive Officer and, where appropriate, other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors. If the Board of Directors have chosen a Chairman pursuant to this Section 10 and if such Chairman is absent or in the event of his or her inability to act, then an independent member of the Board designated by the other independent members of the Board may serve in such capacity on a temporary basis.

If the Board of Directors chooses to appoint a Chairman pursuant to Section 4 of Article IV of these By-Laws (rather than pursuant to this Section 10), then the Board of Directors shall appoint one of the independent members of the Board of Directors to serve as the Lead Director.  The Lead Director shall preside over each meeting of the independent members of the Board of Directors, advise and counsel the Chairman, coordinate with the Chairman on the agenda and format for meetings of the Board of Directors, approve the agenda for meetings of the Board of Directors, and perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

Section 11. Committees.

The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Section 12. Action By Consent.

Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

Section 13. Telephonic Meetings.

Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

Section 14. Mandatory Retirement Policy for Directors.

No person shall be nominated to a term of office on the Board of Directors who has attained the age of 75 or more before the first day of the proposed term of office, unless this requirement has been waived by the Board of Directors or the Corporate Governance and Nominating Committee for a valid reason.

Article IV

Officers

Section 1. Number and Qualifications.

The officers of the Corporation shall be elected by the Board of Directors and shall include the Chief Executive Officer, the President, one or more Vice Presidents (including Senior or Executive Vice Presidents or other classifications of Vice Presidents), the Secretary and the Treasurer, and may include the Chairman. If the Board of Directors wishes, it may also elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person, and no officer except the Chief Executive Officer and the Chairman need be a director. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed or disqualified, as hereinafter provided in these By-Laws.

Section 2. Resignation and Removal.

Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt by the Corporation. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

Section 3. Vacancies.

The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Section 4. Chairman.

The Board of Directors may, pursuant to this Section 4 and by resolution passed by a majority of the Board of Directors, designate one of the members of the Board of Directors, who also holds an office of the Corporation, to be the Chairman.  In such event, the Chairman shall be an officer of the Corporation and the Board of Directors shall appoint a Lead Director pursuant to Section 10 of Article III of these By-Laws.

If present, the Chairman shall preside at all meetings of the Board of Directors and stockholders. He or she shall advise and counsel with the Chief Executive Officer, and in his or her absence with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.  If the Board of Directors has elected a Chairman pursuant to this Section 4 of Article IV, in his or her absence or in the event of his or her inability to act, the Lead Director or, if the Lead Director is absent or unable to act, a director appointed to act as chair at any such meeting by a majority of the Board of Directors present at such meeting, shall exercise all of the powers and discharge all of the duties of the Chairman.

Section 5. Chief Executive Officer.

The Chief Executive Officer shall, subject to the oversight of the Board of Directors, have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities.

Section 6. President.

The President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman or the Chief Executive Officer. At the request of the Chief Executive Officer or in his or her absence or in the event of his or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer.

Section 7. Vice President.

Each Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman, the Chief Executive Officer or the President. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act, such officers, in the order determined by the Board of Directors (or if there be no such determination, then the Executive Vice Presidents in the order of their election, or, if there are no Executive Vice Presidents, then the Senior Vice Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President.

Section 8. Treasurer.

The Treasurer shall: (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation; (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or pursuant to its direction; (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; (e) disburse the funds of the

Corporation and supervise the investment of its funds, taking proper vouchers therefor; (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman, the Chief Executive Officer or the President.

Section 9. Secretary.

The Secretary shall: (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; (d) see that the books, reports, statements, certificates and other documents and records relating to the Board of Directors or the organization and good standing of the Company required by law to be kept and filed are properly kept and filed; and (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman, the Chief Executive Officer or the President. In the absence of the Secretary at any meeting of the Board of Directors, a committee of the Board of Directors or the stockholders, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 10. Assistant Treasurer.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman, the Chief Executive Officer, the President or the Treasurer.

Section 11. Assistant Secretary.

The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman, the Chief Executive Officer, the President or the Secretary.

Section 12. Corporate Governance Officer.

The Corporate Governance Officer shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman, the Chief Executive Officer or the President.  The Board of Directors shall approve the authority, responsibilities and duties of the Corporate Governance Officer. The Corporate Governance Officer may serve in one or more other offices of the Corporation.

Section 13. Officers’ Bonds or Other Security.

If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety as the Board of Directors may require.

Section 14. Compensation.

The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article V

Stock Certificates and Their Transfer

Section 1. Stock Certificates.

Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman, the Chief Executive Officer, the President, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 2. Facsimile Signatures.

Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Transfers of Stock.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record a transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 5. Transfer Agents and Registrars.

The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6. Regulations.

The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 7. Fixing The Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may, in its discretion, fix a new record date for the adjourned meeting.

Section 8. Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 9. Legends.

The Board of Directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of Federal or state securities laws or other applicable law.

Article VI

General Provisions

Section 1. Dividends.

Subject to the provisions of applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

Section 2. Reserves.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Seal.

The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

Section 4. Fiscal Year.

The fiscal year of the Corporation shall end on December 31 of each year; provided, however, that such fiscal year may be changed by resolution of the Board of Directors.

Section 5. Checks, Notes, Drafts, Etc.

All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6. Execution of Contracts, Deeds, Etc.

The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. The attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, bond, mortgage, contract or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

Section 7. Voting of Stock in Other Corporations.

Unless otherwise provided by resolution of the Board of Directors, the Chairman, the Chief Executive Officer, the President or any Vice President, from time to time may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in another corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman, the Chief Executive Officer or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman, the Chief Executive Officer or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

Section 8. Severability.

Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

Section 9. Certificate of Incorporation.

All references in these By-Laws to the “Certificate of Incorporation” shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

Section 10. Forum for Adjudication of Disputes.

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or other agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these By-Laws, or (d) any action asserting a claim governed by the internal affairs doctrine shall, in each case, be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court of the District of Delaware).  Any person that purchases or otherwise acquires an interest in stock of the Corporation will be deemed to (1) have notice of, and agree to comply with, the provisions of the Section 10, and (2) consent to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court of the District of Delaware) in any proceeding brought to enjoin any action by that person is inconsistent with the exclusive jurisdiction provided for in this Section 10.

If any provision or provisions contained in this Section 10 is held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 10 (including, without limitation, each portion of any sentence of this Section 10 containing any such provision or provisions to be held invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision or provisions to other persons and circumstances shall not in any way be affected or impaired thereby.

Article VII

Amendments

Section 1. By the Board of Directors.

If the Certificate of Incorporation so provides, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

Section 2. By the Stockholders.

These By-Laws, including this Section 2 of this Article VII, may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Adopted:	April 15, 2005
Amended:	October 13, 2006
Amended:	May 14, 2008
Amended:	September 15, 2010
Amended:	December 15, 2010
Amended:	September 15, 2014